Registration No. 333-211823

Registration No. 333-211039

Registration No. 333-204829

Registration No. 333-192886

Registration No. 333-181851

Registration No. 333-158874

Registration No. 333-156413

Registration No. 333-156140

Registration No. 333-143053

Registration No. 333-140334

Registration No. 333-129909

Registration No. 333-129908

Registration No. 333-117897

Registration No. 333-103571

Registration No. 333-100797

Registration No. 333-72480

Registration No. 333-64260

Registration No. 333-53734

Registration No. 333-39126

Registration No. 333-95653

Registration No. 333-85187

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-211823

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-4 ON FORM S-8 REGISTRATION STATEMENT

NO. 333-211039

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-204829

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-192886

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-181851

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-158874

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-156413

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-156140

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-143053

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-140334

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-129909

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-129908

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-117897

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-103571

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-100797

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-72480

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-64260

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-53734

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-39126

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-95653

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-85187

UNDER

THE SECURITIES ACT OF 1933

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0409517
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

130 Holger Way

San Jose, CA 95134

(408) 333-8000

(Address of Principal Executive Offices including Zip Code)

Brocade Communications Systems, Inc. Amended and Restated Inducement Award Plan

Brocade Communications Systems, Inc. 2013 Inducement Award Plan

Brocade Communications Systems, Inc. 2009 Employee Stock Purchase Plan

Brocade Communications Systems, Inc. 2009 Director Plan

Brocade Communications Systems, Inc. 2009 Stock Plan

Foundry Networks, Inc. 1996 Stock Plan

Foundry Networks, Inc. 1999 Directors’ Stock Options Plan

Foundry Networks, Inc. 2000 Non-Executive Stock Option Plan

Foundry Networks, Inc. 2006 Stock Incentive Plan

Brocade Communications Systems, Inc. Amended and Restated 1999 Stock Plan

Brocade Communications Systems, Inc. Amended and Restated 1999 Employee Stock Purchase Plan

2004 McDATA Inducement Equity Grant Plan

McDATA Services Corporation 2002 Stock Award Plan

2001 McDATA Equity Incentive Plan

Inrange Technologies Corporation 2000 Stock Compensation Plan

McDATA Services Corporation 1999 Non-Qualified Stock Award Plan

McDATA Services Corporation 1992 Stock Award Plan

Therion Software Corporation 2004 Stock Plan

Brocade Communications Systems, Inc. 1999 Stock Plan

Brocade Communications Systems, Inc. 1999 Employee Stock Purchase Plan

Rhapsody Networks, Inc. 2000 Equity Incentive Plan

Brocade Communications Systems, Inc. 1999 Nonstatutory Stock Option Plan

Brocade Communications Systems, Inc. 1999 Equity Incentive Plan

Brocade Communications Systems, Inc. 1999 Director Option Plan

Corporation Service Company

1090 Vermont Avenue NW

Washington, D.C. 20005

(800) 222-2122

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy To:

Anthony J. Richmond Latham & Watkins LLP Menlo Park, California 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600	Mark Brazeal Rebecca Boyden c/o Broadcom Limited 1320 Ridder Park Drive San Jose, California 95131 (408) 433-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. Check one:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with the new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following registration statements of Brocade Communications Systems, Inc. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) on Form S-8 (collectively, the “Registration Statements”):

•	Registration Statement No. 333-211823 for the sale of 13,795,761 shares of the common stock of the Registrant, par value $0.001 per share (the “Common Stock”) under the Brocade Communications Systems, Inc. Amended and Restated Inducement Award Plan (the “AR Inducement Plan”) and 20,000,000 shares of the Common Stock under the Brocade Communications Systems, Inc. 2009 Employee Stock Purchase Plan (the “2009 ESPP”) (as amended and restated on April 7, 2016).
•	Registration Statement No. 333-211039 for the sale of 8,204,239 shares of the Common Stock under the AR Inducement Plan.
•	Registration Statement No. 333-204829 for the sale of 1,000,000 shares of the Common Stock under the Brocade Communications Systems, Inc. 2009 Director Plan (the “2009 Director Plan”), as amended and restated, and 29,500,000 shares of the Common Stock to be issued under the Brocade Communications Systems, Inc. 2009 Stock Plan (the “2009 Plan”), as amended and restated.
•	Registration Statement No. 333-192886 for the sale of 2,400,000 shares of the Common Stock under the 2013 Inducement Award Plan.
•	Registration Statement No. 333-181851 for the sale of 35,000,000 shares of the Common Stock under the 2009 Plan, as amended and restated, and 30,000,000 shares of the Common Stock under the 2009 ESPP, as amended and restated.
•	Registration Statement No. 333-158874 for the sale of 48,000,000 shares of the Common Stock under the 2009 Plan, 2,000,000 shares of the Common Stock under the 2009 Director Plan and 35,000,000 shares of the Common Stock under the 2009 ESPP.
•	Registration Statement No. 333-156413 for the sale of 38,712,104 shares of the Common Stock under the Foundry Networks, Inc. 1996 Stock Plan, 1,733,100 shares of the Common Stock under the Foundry Networks, Inc. 1999 Directors’ Stock Option Plan, 3,606,783 shares of the Common Stock under the Foundry Networks, Inc. 2000 Non-Executive Stock Option Plan and 23,545,187 shares of the Common Stock under the Foundry Networks, Inc. 2006 Stock Incentive Plan.
•	Registration Statement No. 333-156140 for the sale of 37,960,185 shares of the Common Stock under the Brocade Communications Systems, Inc. Amended and Restated 1999 Stock Plan (the “AR 1999 Plan”) and 18,980,092 shares of the Common Stock under the Brocade Communications Systems, Inc. Amended and Restated 1999 Employee Stock Purchase Plan (the “AR 1999 ESPP”).
•	Registration Statement No. 333-143053 for the sale of 13,607,034 shares of the Common Stock under the AR 1999 Plan and 6,803,517 shares of the Common Stock under the AR 1999 ESPP.
•	Registration Statement No. 333-140334 for the sale of 255,000 shares of the Common Stock under the 2004 McDATA Inducement Equity Grant Plan, 489,766 shares of the Common Stock under the McDATA Services Corporation 2002 Stock Award Plan, 13,252,408 shares of the Common Stock under the 2001 McDATA Equity Incentive Plan, 952,549 shares of the Common Stock under the Inrange Technologies Corporation 2000 Stock Compensation Plan, 1,678,051 shares of the Common Stock under the McDATA Services Corporation 1999 Non-Qualified Stock Award Plan and 2,388,389 shares of the Common Stock under the McDATA Services Corporation 1992 Stock Award Plan.
•	Registration Statement No. 333-129909 for the sale of 424,822 shares of the Common Stock under the Therion Software Corporation 2004 Stock Plan.
•	Registration Statement No. 333-129908 for the sale of 26,696,852 shares of the Common Stock under the 1999 Brocade Communications Systems, Inc. 1999 Stock Plan (the “1999 Plan”) and 13,348,426 shares of the Common Stock under the Brocade Communications Systems, Inc. 1999 Employee Stock Purchase Plan (the “1999 ESPP”).
•	Registration Statement No. 333-117897 for the sale of 12,882,032 shares of the Common Stock under the 1999 Stock and 6,441,016 shares of the Common Stock under the 1999 ESPP.
•	Registration Statement No. 333-103571 for the sale of 278,156 shares of the Common Stock under the Rhapsody Networks, Inc. 2000 Equity Incentive Plan.
•	Registration Statement No. 333-100797 for the sale of 11,732,576 shares of the Common Stock under the 1999 Plan and 5,866,288 shares of the Common Stock under the 1999 ESPP.
•	Registration Statement No. 333-72480 for the sale of 11,498,436 shares of the Common Stock under the 1999 Plan and 5,749,218 shares of the Common Stock under the 1999 ESPP.
•	Registration Statement No. 333-64260 for the sale of 23,000,000 shares of the Common Stock under the Brocade Communications Systems, Inc. 1999 Nonstatutory Stock Option Plan (the “Nonstatutory Plan”).

•	Registration Statement No. 333-53734 for the sale of 11,127,934 shares of the Common Stock under the 1999 Plan, 5,563,966 shares of the Common Stock under the 1999 ESPP and 8,400,000 shares of the Common Stock under the Nonstatutory Plan.
•	Registration Statement No. 333-39126 for the sale of 4,000,000 shares of the Common Stock under the Nonstatutory Plan.
•	Registration Statement No. 333-95653 for the sale of 3,000,000 shares of the Common Stock under the Nonstatutory Plan, 2,676,002 shares of the Common Stock under the 1999 Plan and 1,338,000 shares of the Common Stock under the 1999 ESPP.
•	Registration Statement No. 333-85187 for the sale of 2,903,610 shares of the Common Stock under the Brocade Communications Systems, Inc. 1999 Equity Incentive Plan, 200,000 shares of the Common Stock to be issued under the 1999 ESPP and 200,000 shares of the Common Stock to be issued under the Brocade Communications Systems, Inc. 1999 Director Option Plan.

On November 17, 2017, pursuant to the terms of the Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated as of November 2, 2016, by and among the Registrant, Broadcom Limited (“Broadcom”), Boadcom Corporation and Bobcat Merger Sub, Inc. (“Merger Sub”), Merger Sub merged with and into the Registrant, and the Registrant became an indirect subsidiary of Broadcom (the “Merger”). As a result of the Merger, any offering pursuant to the Registration Statements has been terminated and the Registrant hereby terminates the effectiveness of the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under each Registration Statement that remain unsold at the termination of the offerings, the Registrant hereby removes from registration the securities registered but unsold under the Registration Statements, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on this 17th day of November 2017.

BROCADE COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Thomas H. Krause Jr.
Thomas H. Krause, Jr.
Chief Financial Officer and Secretary

*	Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.